Exhibit 99.1

NYSE American: CCF Investor Presentation September 8, 2020

Safe Harbor, Reference to Public Filings and Non-GAAP Measures Statements Forward-Looking Statements Certain statements in this presentation are forward-looking. These can be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated”; “forecasted”; “projected”; and “potential”, among others. These forward-looking statements are based on Chase Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products; the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes and the highly competitive environment in which the Company operates. Important factors that could cause actual results to differ materially from our expectations are disclosed under Item 1A (“Risk Factors”) in our latest Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, and subsequent Quarterly Reports on Form 10-Q and should be read together with this presentation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Further Information This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our public filings. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided within this presentation. Investors are urged to consider carefully the comparable GAAP measures. EBITDA, Adjusted EBITDA, Organic Revenue and Free Cash Flow are non-GAAP financial measures (“non-GAAP measures”). The Company believes that non-GAAP measures are useful performance measures which are used by its executive management team to measure operating performance, to allocate resources, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance. The Company also believes non-GAAP measures are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Please note that our definition and measurement of non-GAAP measures may be different from and therefore not directly comparable to similarly-titled measures used by other companies. Non-GAAP measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. See the reconciliations contained in our latest 10-Q/10-K filings, and in the case of Organic Revenue herein, of these non-GAAP measures to the most comparable GAAP financial measures. 2

Why Invest in Chase Corp  Customer Relationships that Stick   Established trustworthiness of product quality and reliability among customers High switching costs due to highly-specialized products, patents, and brands  Diversified Global Customer Base and End Markets   Participates in multiple end markets, serving a global customer base Manufacturing presence in North America, Asia and Europe  Multifaceted Growth Opportunities  Focused on building upon core competencies and sustainable competitive advantages through organic and inorganic opportunities  Proven M&A Strategy to Produce Revenue  Track record of successful integration of 8 accretive acquisitions over the last decade plus, through May 31, 2020; robust pipeline of synergistic targets Fueled by strong free cash flow and a healthy balance sheet (No lender debt, with $150 million line of credit available)   Favorable Industry Dynamics  Expected growth in core end-markets and capacity to capitalize on new end-markets through product innovation and geographic expansion  Experienced Leadership Team   Strategic management team with significant specialty chemical experience Founding family remains engaged and is highly supportive of management 3 Chase offers a balanced growth and value investment opportunity at a reasonable price compared to our peers

Chase Corp at a Glance Attractive Business Profile [3]     Headquarters: Westwood, MA Ticker: NYSE: CCF Market Cap[1]: $0.9 Billion Employees: ~660 (~550 U.S., ~110 other) Facilities: 14 manufacturing facilities strategically located in the US (10), UK (2), China, and India Revenue[2]: $267.4 Million EBITDA[2]: $62.2 Million Revenue by Geography Revenue by Segment 6% 6%    Industrial Tapes Corrosion Protection and Waterproofing Adhesives, Sealants and Additives Other UK North America 4 [1] Market capitalization data as of September 3, 2020 [2] Twelve months ended May 31, 2020 [3] For fiscal year ended August 31, 2019 88% 46% 17% 37% A global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across a broad range of market sectors

World-Class Operational Platform Anchored by Strong North American Presence

CHASE Corporation
We make a material difference

Chase's global footprint and best-in-class manufacturing and R&D capabilities provide significant competitive advantages and access to high-growth markets

Platform Overview



Oxford, MA
Specialty Tapes
Woburn, MA
Adhesive Systems
O'Hara Township, PA
Waterproofing Sealants
Westwood, MA
Headquarters
Evanston, IL
Pipe Coating Tapes
Newark, CA
Sealant Systems
Blawnox, PA
Pipe Coating Tapes
Lenoir, NC
Laminated Film Foils
Hickory, NC
Superabsorbents
Greenville, SC
Polymeric Microspheres
Houston, TX
Specialized Coatings
Winnersh, UK
Conformal Coatings
Pune, India
Conformal Coatings
Rye, UK
Pipe Coating Tapes
Suzhou, China
Cover Tapes
Adhesives, Sealants and Additives Production Facility [1]
Industrial Tapes Production Facility [1]
Corrosion Protection and Waterproofing Production Facility [1]

Broad manufacturing footprint provides a solid platform for global expansion

Platform Highlights

- Distribution centers in Canada, France and the Netherlands
- Broad footprint with products sold globally across various sales channels → direct, distribution and royalty
- Earns royalties from electronic coating products licensed to a manufacturer in Asia
- Highly efficient platform with strong focus on operational excellence
- World-class productivity and efficiency with significant opportunity for further optimization
- Well-invested facilities support significant incremental growth
- Minimal ongoing annual maintenance capital spending required

[1] Our manufacturing facilities are distinct to their respective segments with the exception of our O'Hara Township, PA, Blawnox, PA and Hickory, NC facilities, which produce products related to multiple operating segments. Classifications above based on predominant operating activity and product at each respective location

5

Three Strategic Operating Segments 6 Numerous construction-related products with a successful track record in demanding anti-corrosion, membrane, waterproofing, and other high-performance applications. Chase Corp product offerings solve a range of challenging problems for the oil, gas, water, wastewater, bridge, highway and associated industries. Proven chemistries, diverse specialty offerings and a reliable supply chain makes Chase Corp a leader in the industrial tapes segment. Expansive brand offerings include legacy wire and cable materials, specialty tapes, and other laminated and coated products. Innovative and specialized product offerings differentiate Chase Corp brands from competitors. Adhesives, sealants and additives leverage the core specialty chemical development competencies of the Company. Industrial Tapes Adhesives, Sealants & Additives Corrosion Protection & Waterproofing

Adhesives, Sealants and Additives

CHASE Corporation
We make a material difference

Electronic and Industrial Coatings, and Specialty Chemical Intermediaries

Protective coatings, adhesives and additives to ensure reliability of our customers' product functionality

Product Offerings

- Electronic & Industrial Coatings
  - *Conformal coatings*
  - *Adhesives & sealants*
- Specialty Chemical Intermediates
  - *Polymeric microspheres*
  - *Superabsorbent polymers*


Resin Designs
HumiSeal
Radiance


dualite
ZAPPA stewart

Select Markets

- Aerospace
- Automotive
- Electronics
- Appliances
- Medical
- Environmental
- Intermediates
- Coatings

YoY Revenue[1]


$78.9 M
$101.7 M
$104.8 M
FY17
FY18
FY19

7

[1] Source: FY19 Annual Report

Industrial Tapes

CHASE Corporation
We make a material difference

Unique customizable solutions are engineered with broad analytical and developmental capabilities supported by an experienced, technical staff

Laminated and coated films, fillers and high strength woven materials which protect end products from damage and environmental influences



Chase & Sons

Product Offerings

- Cable Materials
  - *Shielding tapes*
  - *Strand seal compounds*
- Specialty Tapes, Coatings and Laminates
  - *Detection tapes*
  - *Pulling tapes*
  - *Antistatic cover tapes*
  - *Specialty manufacturing*

Select Markets

- Energy
- Electronics
- Industrial
- Oil & Gas
- Consumer & Packaging
- Utilities & Telecom

YoY Revenue[1]



$124.0 M
$130.6 M
$129.8 M
FY17
FY18
FY19

8

[1] Source: FY19 Annual Report

Corrosion Protection & Waterproofing

CHASE Corporation
We make a material difference

Chase has harnessed qualities of a spectrum of chemistries to develop complete and respected product lines across numerous industries

Durable adhesive tapes and high strength flexible coating materials and additives which protect infrastructure from exposure to environmental influences


Tapecoat
Royston
Serviwrap
Rosphalt
Royston

Product Offerings

- Pipeline Coatings
  - *Casing fill services*
  - *Hot and Cold-applied tapes*
  - *Epoxy systems*
  - *Liquid coatings and primers*
- Protective Coatings, Linings & Additives
  - *Asphalt waterproofing additives*
  - *Expansion & control joint systems*
  - *Waterproofing membranes*
  - *Coating & lining systems*


YoY Revenue[1]
$49.6 M
$51.9 M
$46.7 M
FY17
FY18
FY19

Select Markets

- Water
- Wastewater
- Infrastructure
- Oil & Gas

9

[1] Source: FY19 Annual Report

Chase is a Brand Leader Across All Segments

CHASE Corporation
We make a material difference

	Adhesives, Sealants and Additives		Industrial Tapes		Corrosion Protection & Waterproofing	
Product Offerings	Electronic & Industrial Coatings	Specialty Chemical Intermediates	Cable Materials	Specialty Tapes, Coatings and Laminates	Pipeline Coatings	Protective Coatings, Linings & Additives
Key Products	• Conformal coatings • Adhesives & sealants	• Polymeric microspheres • Polyurethane dispersions • Superabsorbent polymers	• Shielding tapes • Strand seal compounds	• Detection tapes • Pulling tapes • Durable paper products • Antistatic cover tapes • Specialty manufacturing	• Casing fill services • Cold-applied tapes • Hot-applied tapes • Epoxy systems • Liquid coatings and primers	• Asphalt waterproofing additives • Expansion & control joint systems • Waterproofing membranes • Coating & lining systems
Select Markets	• Aerospace • Automotive • Electronics • Appliances	• Medical • Environmental • Intermediates • Coatings	• Energy • Electronics • Industrial • Oil & Gas	• Consumer & Packaging • Utilities & Telecom	• Water • Wastewater • Oil & Gas	• Infrastructure • Water
Brand Names	HumiSeal ResinDesigns	ZAPPATEC dualite stewart superabsorbents	Chase & Sons Chase BIH$_2$Ock NEPTCO	TRACE-SAFE MULETAPE PaperTyger	CEVAsystems Tapecoat Royston Serviwrap	C.I.M. Industries 4EvaSeal Rosphalt

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Strategy Rooted in Multiple Growth Avenues Expand Global Presence Expansion in Top End Markets Drive Share Gains ■ Continued expansion in new geographies to enhance capacity and product mix ■ Capitalize on expected growth in core end-markets including electronics, housing and automotive ■ Leverage Chase’s full suite of market-leading capabilities to expand customer wallet share 05 New Products & End Markets ■ Chase’s size, geographic footprint, industry focus and financial capacity uniquely position the Company to capture additional growth through product innovation and new market expansion Financial Discipline Strategic M&A ■ Focus on gross margins, working capital management and free cash flow Financial discipline and flexibility; a strong balance sheet is fundamental ■ Growth strategy sharply focused on building upon core competencies and sustainable competitive advantages Focused on acquisition, integration, appropriate consolidation opportunities, and expanding the platform ■ ■ 11 Chase is dedicated to maintaining sustainability while executing on its proven growth strategy of financial discipline, and maximized product growth

Strategic Priorities Actionable Growth Strategies •Inorganic growth through attractive acquisitions and efficient integration •Organic growth through differentiated R&D capabilities and market development Enhance operational infrastructure and commonalities •Appropriate consolidation and rationalization of assets •Continuous improvement mindset built around operational excellence Adhere to financial discipline •Maintain strong and flexible balance sheet •Focus on improved margin profile and free cash flow generation Develop competitive advantages •Leverage market-leading capabilities to drive share in existing customer base •Capitalize on ability to enter new markets from position of strength 12 Proven growth strategy sharply focused on building upon core businesses, and enhancing operational infrastructure and commonalities to gain competitive advantage

Legacy of Successful Inorganic Growth Strategy $105 M Revenue related to M&A Activity[2] $0 Outstanding Debt from Acquisitions[3] $230 M in Acquisition Deals[1] 8 Acquisitions Completed[1] Focus on purchasing high-quality assets at attractive prices Ongoing discipline to rationalize product portfolio where appropriate Demonstrated track record of identifying, executing and integrating accretive and synergistic strategic acquisitions Ideally positioned to undertake strategic acquisitions from a robust pipeline of targets 13 [1] Source: 10K filings; over the last decade plus, through May 31, 2020 [2] Metric from 2014-2019; Revenue from acquired businesses for 12 months after acquisition, plus revenue associated with currently divested businesses for all periods reported [3] Source: 10-Q for period ended May 31, 2020

Proven Consolidator with Attractive Pipeline of Accretive Targets

CHASE Corporation
We make a material difference

Chase has built a global platform through consistent organic growth and successful integration, optimization and growth of key acquisitions



2009
Acquired C.I.M. Industries (Coating & Lining Systems)
Acquired Grace Construction Products (Pipeline Coatings)
2010
Sold RWA, Inc. (Electronic Manufacturing Services)
2012
Acquired NEPTCO Inc. (Wire & Cable Materials)
2014
Sold Insulfab product line (Aircraft Cover Films)
2015
Acquired remaining interest in NEPTCO JV (Fiber Optic Cable Components)
Acquired from Henkel Corporation (Specialty Chemical Intermediates)
2016
Acquired HumiSeal India Private Limited (Electronic Coatings)
Sold RodPack product line (Wind Energy Composite)
2017
Acquired Resin Designs (Sealants & Adhesives)
Sold Fiber Optic Cable Components product line
2018
Acquired Stewart Superabsorbents (Superabsorbents)
Sold remaining Structural Composite Rod product lines

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Sustainable Financial Performance with Strong Cash Flow Generation Financial Highlights Organic Growth in Revenue by Fiscal Year [1] ($ in millions) Organic Revenue CAGR: 5.1% Attractive product portfolio with highly customizable solutions creates competitive barrier to entry to drive organic growth   History of stable free cash flow  Proven track record of consistent performance Free Cash Flow by Fiscal Year Adjusted EBITDA by Fiscal Year ($ in millions) ($ in millions) Free Cash Flow CAGR: 14.1% Adjusted EBITDA CAGR: 6.8% 15 [1] Organic revenue defined as legacy businesses, plus revenue from acquired businesses beginning 12 months after acquisition, less revenue associated with currently divested businesses for all periods shown All years are fiscal years ended August 31

Income Reinvested Into Business, Coupled With a Return to Shareholders Financial Highlights Net Income by Fiscal Year [1] ($ in millions) Profitability driven by organic growth and appropriately capturing synergies from inorganic expansion   Shareholder-return focused business model with robust dividend payout of 20%  Operational efficiencies continue to bottom line Earnings Per Diluted Share by Fiscal Year Dividends Paid as a % of Prior Year Net Income [1] ($ per share) 16 [1] Net income attributable to Chase Corporation All years are fiscal years ended August 31 Gains from sales of businesses: FY2014 $0.40 FY2016 $0.07 FY2017 $0.15 FY2018 $0.12 Gains from sales of businesses: FY2014 $3.7M FY2016 $0.7M FY2017 $1.4M FY2018 $1.1M

Creating Consistent Shareholder Value Support growth through operational execution Cash Dividends Per Share by Fiscal Year Paid ($ per share) Continuation of accretive M&A strategy Trailing 5-Year Total Shareholder Return Maintain financial flexibility & ample liquidity 145% 11% 156% Return capital to shareholders 17 [1] Trailing five years ended June 29, 2020 4 [1] 3 2 1 Commitment to Returning Capital to Shareholders Strong record of disciplined approach to capital allocation resulting in long-term shareholder value creation

Experienced Leadership Team Adam P. Chase President and Chief Executive Officer Christian J. Talma Treasurer and Chief Financial Officer ■ Two decades with Chase ■ Joined Chase in August 2018 as CAO and Named CFO in February 2019 ■ President (2008 – present) ■ Haemonetics Corp., VP Operations Finance and Strategy for (2016 – 2018) ■ Chief Executive Officer (2015 – present) ■ Chief Operating Officer (2007 – 2015) ■ Siemens A.G., most recently as Head of North America Service Sales Finance (2002 – 2016) Business Leadership Across All Segments VP Corrosion Protection and Christopher Seitter • Vice President, SEMX Corporation (2004-2009) Additives and Technology • Rohm and Haas, Global Business Manager (1998-2005) 18 • 10 years with Chase Waterproofing• President, Extrusion technology (2001-2003) • More than 35 years with Chase and affiliates Mark CanrobertVP Industrial Tapes• Former Business Unit, General and Facility Manager for Chase and affiliate NEPTCO operations • 10 years with Chase Keith WaryoldVP Adhesives, Sealants and• Dow Chemical, Global Sales and Marketing Director (2005-2010) Chase is led by a highly-regarded management team with significant experience and an established track record of executing commercial and operational initiatives

Q&A

Q&A Section 1: COVID-19 Can you explain the impact COVID-19 has had to date on your backlog? We are continuing to meet the needs of our customers, and achieve on time delivery times to meet our customers’ project needs. How have your customers engaged with you since the outbreak of COVID-19? Have you had any orders canceled? Delayed? We cannot comment on any customer-specific issues. Many of our customers received “essential business” designations at the onset of the COVID-19 pandemic, which has allowed us, in large part, to continue manufacturing uninterrupted. As a result, we continue to meet the orders received and deliver our products on time. How have your facilities been affected by COVID-19? Currently, all of our facilities are operating. Our smallest location, Pune, India, had temporarily suspended operations in response to a general order issued by the Indian government, however, operations have now resumed. This speaks to the essential nature of our products and the industries that purchase them. Our Newark, CA location was also effected for a short period of time by a general government order, but quickly resumed operations. Chase is a strategically diversified manufacturer serving a varied customer base. It is important for us to reinforce our strengths and tenets as we report on the fourth fiscal quarter of 2020 and comment on the global effects that the COVID-19 pandemic may have on our people and our business as we move forward. 20

Q&A Section 1: COVID-19 How are you managing costs to keep yourself in a strong financial position? Are there more costs you can cut from the business? Have you considered furloughing employees? Financial flexibility is a core component of our strategy and we are in a strong financial position during the coronavirus (COVID-19) pandemic, with our $83.3 million cash on hand (as of May 31, 2020) and a $150 million credit facility fully available to support our global operations. Through our operational discipline and proactive initiatives, we were able to make progress on multiple improvement efforts. We completed the consolidation of our pulling and detection product line into an existing Chase location, which immediately translated to an improved bottom line in our Industrial Tapes segment, and we successfully exited from providing low-margin transitional toll manufacturing services, which improved our sales mix. We remain focused on driving optimization initiatives and will respond to the changing environment with our disciplined approach that balances short-term requirements with long-term objectives to create value for our shareholders. 21

Q&A Section 2: Corporate Strategy & Risks What is the overall strategy at Chase? “Stay the course” of continued growth in markets we serve via internal and external means, staying close to our core financial principles • M&A • Consolidation • Organic growth in selected areas Has the Company considered the possibility of a stock split? In large, our investors find value in liquidity measured in terms of total dollars of CCF stock traded per day, and not in the price of individual shares. Over the past few years, liquidity has increased. Since there are both one-time and recurring costs to splitting the stock, the cost/benefit to Chase and its shareholders is not attractive at this time. Where do you expect organic growth? We see growth drivers in several areas using our specialty chemicals technologies: electric vehicles, IoT expansion in consumer products and appliances, broadband and 5G implementations, and in multiple industries using electronics; and broadened use of superabsorbent polymers in medical, consumer and environmental applications. Some areas, such as cable materials and antistatic cover tapes, are in “harvest mode,” and provide a stable cash flow that supports our other strategic moves. 22

Q&A Section 2: Corporate Strategy & Risks What are you doing to improve your ESG scores published by ratings agencies? Chase is committed to operating long term in a sustainable and ethical space. We have recently launched a Responsibility page on our chasecorp.com website, detailing Chase’s Human Rights-and EHS (Environmental, Health and Safety) Sustainability-related policies. We expect that this will help inform our investors and other concerned parties, and, as an extension, improve our scores. Please visit us and learn more at: https://chasecorp.com/responsibility/ 23

Q&A Section 3: Capital Allocation & Investments Please discuss your capital allocation philosophy and priorities going forward. We will continue to use free cash flow and leveraged debt as our two main sources of capital to fund strategic initiatives. It seems like there is minimal capex in your business? Explicit capex is fairly low, since our major pieces of production equipment have long useful lives and the technology changes slowly. However, “hidden” capex spending usually occurs from our M&A activity. While our reported “Purchases of property, plant and equipment” totaled $2,488, $3,488, and $3,199, for fiscal 2019, 2018, and 2017, respectively, these do not include: • • Zappa Stewart acquisition (fiscal 2018) - $1,872 in PP&E obtained Resin Designs acquisition (fiscal 2017) - $623 in PP&E obtained We currently have several on-going capital projects that are important to our long-term strategic goals. Machinery and equipment will be added as needed to increase capacity or enhance operating efficiencies in our manufacturing plants. Also, we can readily increase production in our facilities through adding shifts, without needing to acquire additional equipment. What is the maximum level of leverage of your current credit facility? Our all-revolver credit facility with BoA, Citizens Bank, and JPMorgan calls for no more than a 3.25 leverage on EBITDA (as defined in the credit agreement). 24

Q&A Section 3: Capital Allocation & Investments What is Chase’s priority for use of excess cash? Our main focus is to increase shareholder value through growth initiatives where the return is greater than the cost of capital. We focus on our Mergers, Acquisitions and Divestitures program as the first priority for “excess” cash, as well as strategic market and product development efforts. Our variable debt structure allows us to pay down debt (de-lever) in times when a project is not ready for investment, and then subsequently use the debt structure to make accretive acquisitions, so debt repayment is our second priority. Our third priority is to pay out dividends. We expect to retain our substantial cash balance as “dry powder” for future acquisitions. In view of Chase’s low float, buying back shares is not currently in our plans. What was the basis for keeping the dividend the same as the last three years at $0.80? We base our dividend on the net income we earned in the prior fiscal year. We aim to distribute, via dividends, 15-25% of this amount, depending on future needs of the Company for growth, debt repayment, and other capital requirements. Our fiscal year 2019 net income decreased from 2018, so we did not increase the dividend from its prior year level. 25

Q&A Section 4: Acquisitions & Divestitures-Strategy How do you source deals (i.e., bankers, sellers come to you, you approach sellers, etc.)? Yes to all. What internal resources do you have dedicated to M&A? We utilize a cross-functional team made up of senior management and outside consultants. The integration process? We expect to fully integrate all new acquisitions into our business model with centralized inclusion in our centrally-managed ERP environment. administrative services and Opportunities for cost and/or revenue synergies? Each opportunity is unique, but we always look to leverage our fixed costs. The financial hurdles or returns you seek when doing M&A? We look for any acquisition to be accretive to one or more of our overall metrics (GM %, ROI, ROA, ROE, EBITDA, etc.). The level of M&A to expect going forward? Mergers, acquisitions and divestitures will continue to be an important part of our strategy. 26

Q&A Section 4: Acquisitions & Divestitures-Strategy Are acquired companies folded 100% into Chase Corp, or are they run autonomously? Do you retain key executives from the acquired company? We centralize the back office and administrative functions while complying with localization requirements in non-U.S. locations. Our goal is to implement our global ERP system at each acquired location within six months. Zappa Stewart and Resin Designs, as examples, are fully integrated into our single accounting and IT platform. Our preference is to retain “acquired” talent where they will assist in growing the business, and where they are willing to work in the management and controls environment of a U.S. public company. This includes not only management and technical people, but salespeople, production supervisors, and line workers. 27

Q&A Section 5: Products & Markets Review your product mix now and how it has changed over time? Chase has grown from its wire and cable roots into a broad range of industrial and construction-related markets, specializing in protective materials for high-reliability applications with specialized properties and formulations. What end-markets are your products sold into? Changes over time? Our primary markets span multiple industries (telecommunication, electronics, energy distribution, automotive, appliance, general industrial, infrastructure (water, oil, natural gas), bridge & highway, commercial building, housing, medical, consumer, environmental, mining/drilling, etc.). Our fiscal 2015 acquisition of our specialty chemical intermediates product line, our fiscal 2017 acquisition of Resin Designs and our fiscal 2018 acquisition of Stewart Superabsorbents/Zappa-Tec (“Zappa Stewart”) represent major immediate and long-term opportunities for growth by providing us entry into new markets and expansion in certain markets we already serve. Do you have any significant customer concentration? No. During fiscal 2017, 2018 and 2019, no one customer accounted for as much as 10% of sales. The acquisitions that we have made in recent years have expanded our customer roster and broadened our end-market reach, reducing our customer and industry concentration as a welcome side-benefit. What is the cost of your product as a percent of the product it is being sold into? It obviously varies by product line, but we believe it to generally be a very small part of the cost of the end product or project. How critical are your products to the performance of the products that they are incorporated into? Our products are not typically the “active” part of an end product (e.g., they do not transmit a signal or energy), but rather allow the end product to perform more reliably over time, protect its warranty and increase its durability. 28

Q&A Section 5: Products & Markets Are your products sold direct or via distributors? We use multiple sales channels, depending on market and location. Most revenue comes from direct sales. Are your products a “consumable” or a one-time purchase? Our Adhesives, Sealants and Additives and Industrial Tapes segments include specified products that are used in or integrated into another company’s product, with demand typically dependent upon general economic conditions. These could be viewed as "consumable" in nature. Our Corrosion Protection and Waterproofing segment comprises principally project-oriented product offerings that are primarily sold and used as “Chase” branded products. Each project could be viewed as a one-time purchase, although some projects extend over multiple years and some give rise to follow-on projects (and purchases). Are any of your products sold on a contract basis? We have agreements with some of our large customers covering prices, terms, warranties, specifications, etc., but our standard terms and conditions do not include minimum purchase quantities, “take or pay” or exclusivity provisions. Can you walk through your manufacturing process? Our products are made in batches, with the specific processes varying greatly by product line. There are usually one to three steps, including coating, laminating, blending, polymerizing, mixing, weaving, printing, slitting and containerizing. Our products are produced quickly, going from raw materials to finished goods typically within a day or two. Some products lines are made to order, but most are made to stock, with some products being held in semi-processed form awaiting specific customer requirements. 29

Q&A Section 5: Products & Markets Would expansion into new geographical areas involve an expansion of the direct sales force, or would you rely on independent distributors? We have mostly used direct sales in our Adhesives, Sealants and Additives and Industrial Tapes segments, and both direct sales and distribution in our Corrosion Protection and Waterproofing segment. We lean towards direct sales force expansion for new areas, but distribution is always considered as an alternative. There is a third option: to access India, we bought a small Indian manufacturer/distributor of industrial coatings in 2016, and we have purchased small distributors in other areas over the years. 30

Q&A Section 5: Products & Markets What are your “differentiated R&D capabilities?” We spend almost all our R&D effort in developing specific solutions to solve customer problems or extend product capability and function. We are “differentiated” in that our focus is providing products and performance in reliability and protective uses for specific customer requirements, rather than general line extensions for which we hope we can find a market. Can you explain how the polyurethane dispersions (PUD) impairment in FY19 impacts the overall 2015 acquisition of Henkel assets? We bought a combined business of both microspheres and polyurethane dispersions from Henkel. At the time of acquisition we divided the businesses for the purpose of intangibles allocation. Despite the impairment on PUD, the combined overall operations that were acquired continue to meet our expectations and deliver results accretive to the Company. How important are automotive-related sales to your current results and planned future growth? The automotive industry is important to us, as our products are used throughout current vehicles. For example, HumiSeal and Resin Designs products are utilized in engine and cabin control systems, in-dash circuitry and displays; our polyurethane dispersions are utilized in headliners, dashboards and soft-touch vinyl interior components; our polymeric microspheres are utilized in adhesives and coatings for weight and density reduction, and in lining systems for sound dampening; and our cable shielding tapes, among our oldest products, have sales into automotive industry markets. The burgeoning electric vehicle market uses our materials in power/energy management systems and in charging stations. A substantial slowdown in the automotive industry would hurt our results, but no one industry is critical to our future plans. 31

Q&A Section 5: Products & Markets How is the sales team structured? By segment, division, product, end-market, geography…? Because our products and markets are so varied, our sales organization varies as well. Product line specialization is more important than geography for high-volume product lines, and geography is more important for low-volume ones. Providing a single point of contact for a customer is also important. We try to be easy for our customers to work with while providing cost-effective service. Does the PUD impairment mean you are looking to exit the business? No. The Company remains committed to the business and the customers we serve, and PUD is cash flow-positive. As with all our products, we constantly evaluate the contributions each provides to the overall goals of the Company and adjust our outlook accordingly. Does the Company have any other areas that have near-term impairment risk? Not as of the date of this Investor Presentation. The Company determined that at the time (in Q2 FY19), PUD was the only reporting unit which had significant negative changes to its economic outlook based on our estimates and assumptions related to that business. Determining the fair value of a reporting unit involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates and market conditions. If in the future any of these assumptions significantly deteriorate or a triggering event such as the loss of a large customer occurs for other reporting units, then there is potential for impairment. Chase evaluates the carrying value of each element of our goodwill asset each year in our fourth quarter, and at other times whenever events suggest the need to do so. 32

Q&A Section 6: Competition What is the principal way that you compete in the marketplace (i.e., cost/price, technology/value added, brand/reputation, breadth of offerings, service, etc.)? Diverse products and markets require diverse ways of competing. Price, service, and technology are always important. What do you see as your primary competitive advantages in the market? We are a reliable supplier with a long track record of producing and delivering high-quality value-added products. In certain markets we are differentiated through the depth and breadth of our proven product solutions to meet specific needs. What percent of your revenue is tied to products that have patents or IP protecting them? Relatively low on legally-protected IP, but our trade secrets are important to our success. We hold various patents, but we believe that they are not material to the success of our business. What proportion of your products could be replaced by a different material/chemical already on the market? Most of our products face pressure from some form of substitution, but we believe we offer both tangible and intangible value to our customers over these alternatives. Product and supply performance proven over years is important to most of our customers, and technological obsolescence is therefore less of an issue than it might be in other industries. Of course, there are other companies that manufacture or sell products and services similar to those made and sold by us. 33

Q&A Section 6: Competition Have there been any new entrants into the markets that you serve in the last 3-5 years? There are always new entrants, or ones that re-appear because of exchange rates and other factors, and existing competitors can expand their presence to new parts of the world where we already sell. However, we have not faced the situation of an Amazon-like competitor swooping in and threatening to dominate a business segment. Would a competitor’s exit radically improve your ability to win business and improve your financial results? Probably not. Given the diversified nature of Chase’s product offerings and markets served, the elimination of any one or two competitors would not dramatically improve the results of the Company as a whole. 34

Q&A Section 7: Plant Consolidation and Rationalization Why did you close the Pawtucket manufacturing facility? We closed the facility to reduce fixed costs. Continued margin pressures from raw material cost increases consolidation in our customer base made such action necessary. Pawtucket was the smallest of the three plants produced wire and cable products, and we determined that there was room for all of Pawtucket’s equipment inventory in the other two plants. and that and We are not disclosing the anticipated amount of savings, but it will be meaningful in future periods. We will measure the savings by comparing our actual costs in future periods with what we would have expected them to be if we had not closed Pawtucket. We completed the sale of the property, for a gain, in April 2020. Why are you exiting the Granite Falls, NC facility, and what impact will this have on the business? The Granite Falls facility came to Chase as part of the NEPTCO acquisition in 2012. When we sold two businesses that were manufactured there, we agreed to leave the related equipment and employees in place and charge rent and other costs to the buyer while we each considered our options. Over time they increased the amount of space they were using and needed more. We concluded that we could move the only remaining Chase product line (Pulling and Detection) to our nearby Hickory facility, retaining experienced staff, fully utilizing the Hickory space, and largely eliminating the fixed costs of the Granite Falls facility. Chase continues to own the Granite Falls location, and its future remains under consideration. The Pulling and Detection business continues unchanged aside from the location of its manufacture. 35

Q&A Section 8: Financials, Profitability, Trends Has your historical revenue growth been driven by volume, price or a combination of the two? Primarily volume, with M&A expansion significantly contributing to growth. Chase has at times increased prices to address rising raw material costs. What are the appropriate long-term revenue growth rates to think of for your segments/products? Are these rates being driven by volume, price, or both? We do not provide earnings guidance. We predict both volume and price will play a part in future revenue growth, based upon underlying commodity pricing fluctuations. What are the primary raw materials in your COGS? We purchase a wide variety of commodity items, including petroleum-based solvents, films, yarns and nonwovens; aluminum and copper foils; specialty papers; and various chemicals, resins, adhesives, polymers and inks. Are you able to pass through raw material cost increases to your customers either contractually or on a spot basis? When raw material costs decline, do you typically keep some of this margin or pass it along to your customers? We usually retain the effects of both cost increases and cost declines in the short term. Over the longer term, these ebbs and flows work themselves through the supply chain. 36

Q&A Section 8: Financials, Profitability, Trends How much room is left in the consolidation strategy and streamlining of operations? There is room for further consolidation, and an active and opportunistic M&A program means that we are always thinking about how to best use our current set of facilities and equipment. Moving all manufacturing from our Pawtucket, RI and Granite Falls, NC facilities shows that we are serious about reducing fixed costs while maintaining revenue. Can you achieve margin expansion without significant revenue growth? We believe we can improve margins on a constant-volume basis by leveraging our consolidation efforts to reduce fixed costs. In 2020 we continued to focus on elimination of low-margin revenue (tolling and support services), growing product lines with higher margin opportunity and continuously improving our operating performance. Can you explain how tax reform and the Tax Cuts and Jobs Act will impact Chase going forward? Ignoring our most significant “discrete” tax items, we had a fiscal 2018 blended rate of approximately 24.3% (including state tax), and for fiscal 2019 it was approximately 24.9%. These rates, which are the results of the Tax Act, are significantly below the all-in effective tax rates of 31% and 35% recognized in fiscal 2017 and 2016, respectively. Additionally, certain provisions in the Tax Act have allowed us to repatriate significant amounts operations, without any additional tax effects. of cash from our U.K. 37

Q&A Section 8: Financials, Profitability, Trends You say that “In a time of greater uncertainty” Chase will “pursue tactical business model changes to reduce variable cost.” What are these changes? Similar actions to those we have taken in the past: product rationalization, footprint reductions, resource reallocation, divestitures, etc. What is your backlog? How has it changed over time? Our backlog is generally around one month of revenue, and this has been consistent over a long time. Most of our production cycles are short, and most of our products are standard, allowing us to maintain a stock of finished or semi-finished materials that we can ship quickly as customer orders are received. We do not consider our backlog to be an important metric or performance indicator. The new revenue recognition standard (ASC 606) corresponding very slight reduction in our backlog. has very slightly accelerated our revenue recognition, with a 38

Q&A Section 8: Financials, Profitability, Trends How have recent changes in tariffs impacted on the business? What has Chase done to address them? The general theme is one of playing defense. The tariffs have had impacts in several areas across many of our business units: On the supply chain front, we have been forced to accept higher costs of certain raw materials coming from tariffed countries as a result of no other available, reliable or approved sources. These materials do not represent a large portion of our purchases but are necessary in our product formulations. For our more significant purchased items, we have developed non-tariff-sourced materials to have options of avoiding higher tariff levels and in some cases have been successful in minimizing cost impact. We have also altered our manufacturing logistics by utilizing non-U.S. manufacturing facilities where the tariffs do not apply to remain competitive and maintain our margin. We believe that tariffs with China are in part the cause of the Asian headwinds we have been seeing in revenue (trade sales and royalty), most specifically in our electronic and industrial coatings and electronic materials product lines. What is the plan for the ERP system? Are you replacing the current system? Our plan is in the evaluation stage. We currently utilize JDE World and are planning/evaluating moving to the more advanced Enterprise version within the same "ecosystem" to take advantage of advanced features while maintaining the current database and nomenclature. We see this more as an upgrade than a replacement. 39

Q&A Section 9: Organization What was the reason for the auditor change to Grant Thornton? After over a decade with the prior audit firm, we believe Grant Thornton is better aligned with our size and structure to provide assurance services at a reasonable cost. There were no disagreements with our prior audit firm about accounting or presentation that led to this change. What prompted your announced reorganization into three segments for the fourth quarter of fiscal 2019? What can we expect will be different about your financial disclosures going forward? Due to the recent changes in our business structure, including several recent acquisitions and divestitures within the former Industrial Materials segment, changes in senior management and the designation of our Chief Executive Officer as our sole chief operating decision maker, the Company's management team has restructured its internal and external reporting processes to more accurately reflect the manner in which the business is currently being managed and operated. We divided our Industrial Materials segment into an Adhesives, Sealants and Additives segment and an Industrial Tapes segment, and we renamed our Construction Materials segment as the Corrosion Protection and Waterproofing segment. These changes are straightforward and will provide more detailed reporting of our business results. We began to report these three segments instead of the two-segment structure we have used for the past several years effective with our fiscal 2019 10-K/Annual report. For each of these new segments we will be disclosing revenue, gross margin and earnings before tax, among other financial disclosures, and will provide commentary of period over period changes in the MD&A section of the documents. 40

Investor Relations Contact: investorrelations@chasecorp.com www.chasecorp.com